SECOND AMENDMENT TO CREDIT AUTHORIZATION
                                   AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AUTHORIZATION AGREEMENT, dated as of August 11, 1997 (this "Amendment") by and between Interface Systems, Inc., a Delaware Corporation, the ("Borrower") and NBD Bank, a Michigan banking corporation (the "Bank").

                                   RECITALS

         A. The Borrower and the Bank are parties to a Credit Authorization Agreement dated as of February 19, 1997, as amended by a First Amendment To Credit Authorization Agreement dated as of April 21, 1997 (as amended the "Agreement").

         B. The Borrower has defaulted under the Agreement due to a breach of the Net Worth covenant in section 9.3(i), for the month ended June 30, 1997.

         C. The Borrower has requested that the Bank waive such covenant default, and the Bank is willing to do so strictly in accordance with the terms hereof, and provided the Agreement is amended as set forth herein, and the Borrower has agreed to such amendment.

                                   AGREEMENT

           Based upon these recitals, the parties agree as follows:

         1. Upon satisfaction of the conditions set forth in paragraph 4 hereof, the Agreement shall hereby be amended as of the effective date hereof as follows:


                 A. The definition of "Net Worth" in section 9.3(i) shall be deleted in its entirety and the following shall be inserted in place thereof:

                         Net Worth.       Permit its Net Worth to be less
than $11,500,000 at June 30, 1997 and increasing thereafter by 75% of monthly net income, without reduction for any loss periods.

         2. From and after the effective date of this Amendment, references to the "Agreement" in the Credit Authorization Agreement, the Note, the Security Documents, and all other documents executed pursuant to the Credit Authorization Agreement shall be deemed references to the Credit Authorization Agreement as amended hereby.

         3.      The Borrower represents to the Bank that:

                         (a) (i) The execution, delivery and performance of this amendment by the Borrower and all agreements and documents delivered pursuant hereto by the Borrower have been duly authorized by all necessary action and do not and will not require any consent or approval of its shareholders, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation or by-laws; (ii) no authorization, consent, approval, license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery, or performance by the Borrower of this amendment and all agreements and documents delivered pursuant hereto and (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Borrower are the legal, valid binding obligations of the Borrower enforceable against it in accordance with the terms thereof.

                         (b) After giving effect to the amendment contained herein and effected pursuant hereto, the representations and warranties contained in Section 10.0 of the Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

                         (c) Other than the Existing Default, as defined in and to be waived pursuant to paragraph 5, no Events of Acceleration (as defined in Section 11.0 of the Agreement) and no default shall have occurred and be continuing or will exist under the Agreement as of the effective date hereof.

                 4. This Amendment shall not become effective until it shall be duly executed by the Borrower and the Bank.

                 5. The Borrower acknowledges that an Event of Acceleration has occurred because the Borrower has breached a covenant contained in Section 9.3(i) of the Agreement for the month of the Borrower ended June 30, 1997 (the "Existing Default"). The Borrower acknowledges that the Bank has the ability to accelerate all indebtedness and exercise all of its rights and remedies under the Agreement. In consideration of the execution of this Amendment and subject to the satisfaction of the condition required by Paragraph 4 hereof, the Bank agrees to waive the Existing Default, provided that such waiver shall waive only the Existing Default and does not waive any other Events of Acceleration, including without limitation any future Events of Acceleration caused by any violation of Section 9.3(i). This waiver shall not be deemed to be a waiver, or a consent to any modification or amendment, of any other term or condition of the Agreement or any term or condition of any agreement, instrument, or document referred to therein or executed pursuant thereto, or to prejudice any present or future right which the Bank now has or may have hereunder.

                 6. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement. Except as expressly contemplated hereby, the Agreement, and all related notes, guaranties, certificates, instruments and other documents, are hereby ratified and confirmed and shall remain in full force and effect, and the Borrower acknowledges that it has no defense, offset, or counterclaim thereunder.

                 7. This Amendment shall be governed by and in accordance with the laws of the State of Michigan.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.

                                  INTERFACE SYSTEMS, INC.

                                  /S/
                                  ----------------------------
                              By:  David O. Shupp
                             Its:  Treasurer


                                   NBD BANK

                                  /S/
                                  ---------------------------
                              By: Michael Kelly
                            Its:  First Vice President